THE ALGER FUNDS

Alger SmallCap Growth Portfolio
Alger MidCap Growth Portfolio
Alger LargeCap Growth Portfolio
Alger Capital Appreciation Portfolio

Rule l8f-3
Multiple Class Plan, as Amended

Each of Alger SmallCap Growth Portfolio, Alger MidCap Growth Portfolio, Alger Largecap Growth Portfolio and Alger Capital Appreciation Portfolio (each, a “Fund” and together, the “Funds”) of THE ALGER FUNDS (the “Trust”) has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares with differing distribution arrangements, voting rights and exchange and conversion features.

Pursuant to Rule 18f-3, the Board of Trustees of each Fund (the “Board”) has approved and adopted this amended written plan (the “Plan”) specifying the differences among the classes of shares to be offered by the Funds, including those, if any, pertaining to shareholder services, distribution arrangements, expense allocations, and conversion and exchange features. Prior to such offering, the Plan will be filed as an exhibit to the Funds’ respective registration statements.

I. ATTRIBUTES OF SHARE CLASSES

Each share of a Fund represents an equal pro rata interest in the Fund and, except as set forth below, has identical voting rights, powers, qualifications, terms and conditions and, in proportion to each share’s net asset value, liquidation rights and preferences. The classes differ in that: (a) each class has a different class designation; (b) only the Class A Shares and, commencing on the date specified below, the Class C Shares are subject to a front-end sales charge (“FESC”); (c) only the Class B and Class C Shares are subject to contingent deferred sales charges (“CDSCs”), except that certain Class A Shares may also be subject to a CDSC; (d) Class A, Class B, Class C, Class I and Class R Shares are subject to different distribution fees under plans adopted pursuant to Rule l2b-1 under the 1940 Act (each a “Rule 12b-1 Plan”); (e) to the extent that one class alone is affected by a matter submitted to a vote of the shareholders, then only that class has voting power on the matter; (f) the exchange privileges of each class differ from those of the other; (g) Class B and certain Class C Shares will automatically convert to Class A Shares after designated holding periods; and (h) the transfer agent (“Transfer Agent”) for the Funds will be compensated on a per-account and, for certain transactions, a per-transaction basis, and Alger Shareholder Services, Inc. (“Alger Shareholder Services”), which performs liaison and administrative oversight of the Transfer Agent, will be compensated on a per account basis.

A. CLASS A SHARES

Class A Shares are sold to (1) retail and institutional customers and (2) persons entitled to exchange into Class A Shares under the exchange privileges of the Trust.

1. SALES LOADS. Class A Shares are sold subject to the current maximum FESC (with scheduled variations or eliminations of the sales charge, as permitted by the 1940 Act), except that certain Class A Shares for which the FESC has been eliminated may instead be subject to a CDSC.

2. DISTRIBUTION AND SERVICE FEES. Class A Shares are subject to a Rule 12b-1 distribution fee of 0.25% of a Fund’s average daily net assets. Each Fund may pay the Distributor, Fred Alger & Company (“Alger & Co.”), Incorporated, from the Rule 12b-1 fee up to 0.25% of the value of the Fund’s average daily net assets for ongoing servicing and/or maintenance of shareholder accounts.

3. CLASS EXPENSES. No expenses are allocated particularly to Class A Shares, other than expenses related to the provision of services provided by the Transfer Agent and Alger Shareholder Services.

4. EXCHANGE PRIVILEGES AND CONVERSION FEATURES. Class A Shares are exchangeable for Class A Shares of the other Funds of the Trust and for shares of the Money Market Portfolio of the Trust. Class A Shares have no conversion features.

B. CLASS B SHARES

Class B shares are sold to (1) retail and institutional customers and (2) persons entitled to exchange into Class B Shares under the exchange privileges of the Trust. Shares of the Trust outstanding on the date that multiple classes of shares were first made available have been redesignated Class B Shares.

1. SALES LOADS. Class B Shares are sold without the imposition of any FESC, but are subject to a CDSC (with scheduled variations or eliminations of the sales charge, as permitted by the 1940 Act).

2. DISTRIBUTION AND SERVICE FEES. Class B Shares are subject to a distribution fee pursuant to a Rule 12b-1 Plan not to exceed 1.00% of the average daily net assets of Class B. Each Fund may pay Alger & Co. from the Rule 12b-1 fee up to 0.25% of the value of the Fund’s average daily net assets for ongoing servicing and/or maintenance of shareholder accounts.

3. CLASS EXPENSES. No expenses other than the distribution fee are allocated particularly to Class B Shares other than expenses related to the provision of services provided by the Transfer Agent and Alger Shareholder Services.

4. EXCHANGE PRIVILEGES AND CONVERSION FEATURES. Class B Shares are exchangeable for Class B Shares of the other Funds of the Trust and for shares of the Money Market Portfolio of the Trust. Class B Shares automatically convert to Class A Shares eight years after purchase as set forth in the applicable prospectus of the Trust.

C. CLASS C SHARES

Class C Shares are sold to (1) retail and institutional customers and (2) persons entitled to exchange into Class C Shares under the exchange privileges of the Fund.

1. SALES LOADS. Class C Shares are subject to a CDSC (with scheduled variations or eliminations of the sales charge, as permitted by the 1940 Act) and, commencing such date as the appropriate post-effective amendment to the Fund’s registration statement on Form N-lA becomes effective, will be sold subject to the current maximum FESC (with scheduled variations or eliminations of the sales charge, as permitted by the 1940 Act).

2. DISTRIBUTION AND SERVICE FEES. Class C Shares are subject to a distribution fee pursuant to a Rule 12b-1 Plan not to exceed 1.00% of the average daily net assets of Class C. Each Fund may pay Alger & Co. from the Rule 12b-1 fee up to 0.25% of the value of the Fund’s average daily net assets for ongoing servicing and/or maintenance of shareholder accounts.

3. CLASS EXPENSES. No expenses other than the distribution fee are allocated particularly to Class C Shares, other than expenses related to the provision of services provided by the Transfer Agent and Alger Shareholder Services.

4. EXCHANGE PRIVILEGES AND CONVERSION FEATURES. Class C Shares are exchangeable for Class C Shares of the other Funds of the Trust and for shares of the Money Market Portfolio of the Fund. Class C Shares purchased prior to such date as the appropriate post-effective amendment to the Fund’s registration statement on Form N-1A becomes effective automatically convert to Class A Shares twelve years after purchase as set forth in the relevant prospectus of the Trust.

D. CLASS I SHARES

Class I Shares are sold to institutional customers.

1. SALES LOADS. Class I Shares are not subject to an FESC or CDSC .

2. DISTRIBUTION AND SERVICE FEES. Class I Shares are subject to a distribution fee pursuant to a Rule 12b-1 Plan not to exceed 0.25% of the average daily net assets of Class I. Each Fund pays Alger & Co. from the Rule 12b-1 fee up to 0.25% of the value of the Fund’s average daily net assets for ongoing servicing and/or maintenance of shareholder accounts.

3. CLASS EXPENSES. No expenses other than the distribution fee are allocated particularly to Class I Shares, other than expenses related to the provision of services provided by the Transfer Agent and Alger Shareholder Services.

EXCHANGE PRIVILEGES AND CONVERSION FEATURES. Class I Shares are not exchangeable for Class I Shares of the other Funds of the Trust or for shares of the Money Market Portfolio of the Trust. There are no conversion features associated with Class I Shares.

E. CLASS R SHARES

Class R Shares are sold to institutional customers.

1. SALES LOADS. Class R Shares are not subject to an FESC or CDSC .

2. DISTRIBUTION AND SERVICE FEES. Class R Shares are subject to a distribution fee pursuant to a Rule 12b-1 Plan not to exceed 0.50% of the average daily net assets of Class I. Each Fund also pays Alger & Co. up to 0.25% of the value of the Fund’s average daily net assets for ongoing servicing and/or maintenance of shareholder accounts.

3. CLASS EXPENSES. No expenses other than the distribution fee are allocated particularly to Class R Shares, other than expenses related to the provision of services provided by the Transfer Agent and Alger Shareholder Services.

EXCHANGE PRIVILEGES AND CONVERSION FEATURES. Class R Shares are not exchangeable for Class R Shares of the other Funds of the Trust or for shares of the Money Market Portfolio of the Trust. There are no conversion features associated with Class R Shares.

F. ADDITIONAL CLASSES

In the future, each Fund may offer additional classes of shares which differ from the classes discussed above. However, any additional classes of shares must be approved by the Board, and the Plan must be amended to describe those classes.

II. APPROVAL OF MULTIPLE CLASS PLAN

The Board, including a majority of the independent Trustees, must approve the Plan initially. In addition, the Board must approve any material changes to the classes and the Plan prior to their implementation. The Board must find that the Plan is in the best interests of each class individually and each Fund as a whole. In making its findings, the Board should focus on, among other things, the relationships among the classes and examine potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. Most significantly, the Board should evaluate the level of services provided to each class and the cost of those services to ensure that the services are appropriate and that the costs thereof are reasonable. In accordance with the foregoing provisions of this section II, the Board has approved and adopted this Plan, as amended, as of the date written below.

III. DIVIDENDS AND DISTRIBUTIONS

Because of the differences in fees paid under a Rule 12b-1 Plan, the dividends payable to shareholders of one class will differ from the dividends payable to shareholders of the other classes. Dividends paid to each class of shares in each Fund will, however, be declared and paid at the same time and, except for the differences in expenses listed above, will be determined in the same manner and paid in the same amounts per outstanding shares.

IV. EXPENSE ALLOCATIONS

Income, realized and unrealized capital gains and losses, and Fund expenses not allocated to a particular class shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the Fund.

Dated: September 12, 2006